UNITED STATES of America

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your **Vote** Counts!

UNITED RENTALS, INC.

2024 Annual Meeting
Vote by May 8, 2024
11:59 PM ET



United Rentals

UNITED RENTALS, INC.
100 FIRST STAMFORD PLACE - STE 700
STAMFORD, CT 06902

V29958-P01306

You invested in UNITED RENTALS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 9, 2024.**

Get informed before you vote

View the Notice and Proxy Statement for the 2024 Annual Meeting of Stockholders and the Company's 2023 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 9, 2024
9:00 a.m., Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/URI2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
1a.	Marc A. Bruno	For
1b.	Larry D. De Shon	For
1c.	Matthew J. Flannery	For
1d.	Bobby J. Griffin	For
1e.	Kim Harris Jones	For
1f.	Terri L. Kelly	For
1g.	Michael J. Kneeland	For
1h.	Francisco J. Lopez-Balboa	For
1i.	Gracia C. Martore	For
1j.	Shiv Singh	For
2.	Ratification of Appointment of Public Accounting Firm	For
3.	Advisory Approval of Executive Compensation	For
4.	Company Proposal to Amend and Restate the Company's Restated Certificate of Incorporation to Permit Officer Exculpation	For
5.	Stockholder Proposal for Directors to be Elected by Majority Vote	Against

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, AND "AGAINST" PROPOSAL 5.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V29959-P01306